EXHIBIT 10.5

 AMENDMENT No. 4

This AMENDMENT NO. 4 (“Amendment No. 4”), dated as of June 30, 2011, is entered into by and among Toshiba America Nuclear Energy Corporation (“TANE”), Babcock & Wilcox Investment Company (“B&W”) and USEC Inc. (“USEC”) (each a “Party” and collectively hereinafter referred to as the “Parties”).

WHEREAS, on or about September 2, 2010, Toshiba Corporation (“Toshiba”), B&W and USEC entered into that certain Investor Rights Agreement (the “Agreement”);

WHEREAS, on or about September 2, 2010, Toshiba assigned all of its rights in the Agreement to TANE;

WHEREAS, pursuant to Section 4.1(a) of the Agreement, USEC was required to take certain actions if the Second Closing had not occurred prior to April 30, 2011;

WHEREAS, the Parties previously entered into an Amendment dated April 28, 2011, an Amendment No. 2 dated May 19, 2011, and an Amendment No. 3 dated June 7, 2011 (such amendments, together with the Agreement, the “Original Agreement”) to amend Section 4.1(a) of the Agreement to provide USEC with a limited additional period of time (i.e., until July 1, 2011) to satisfy the requirements of Section 4.1(a);

WHEREAS, the Parties each recognize that the Second Closing is not likely to occur prior to July 1, 2011; and

WHEREAS, the Parties are willing to further provide USEC with limited additional time to satisfy the requirements of Section 4.1(a) as referenced above;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants contained herein, the Parties hereby agree:

1.
TANE, B&W, and USEC each hereby agree that the reference to “Filing Date” in Section 4.1(a) of the Original Agreement, shall be replaced by “August 15, 2011” so that the amended Section 4.1(a) shall read, in its entirety, as follows:

(a) The Company shall, no later than August 15, 2011, file with the SEC a Shelf Registration Statement (the “Initial Shelf”) relating to the offer and sale of the Registrable Securities by the Investors from time to time to permit the sale of Registrable Securities by the Investors pursuant to the Orderly Sale Arrangement set forth in Section 9 of the SPA and, thereafter, shall use its best efforts to cause the Initial Shelf to be declared effective under the Securities Act no later than ninety (90) calendar days following the date first filed with the SEC.  None of the Company’s securityholders (other than the Investors) shall have the right to include any Securities of the Company on the Initial Shelf.

2.
Notwithstanding anything in any of the Transaction Documents to the contrary, including without limitation Section 9.2 of the Securities Purchase Agreement dated as of May 25, 2010, by and among USEC, B&W and TANE (as assignee), neither B&W nor TANE shall have any obligation to take any actions or make any efforts (commercially reasonable or otherwise) related to selling any shares of Common Stock or entering into a Sales Plan (as defined in the Certificates of Designation) prior to the date that the Initial Shelf is declared effective under the Securities Act or during the pendency of the period that B&W or TANE agrees not to sell any shares of Common Stock pursuant to Section 4.7 of the Original Agreement.

3.
Except as expressly amended hereby, the Original Agreement shall remain unchanged and, as amended hereby, the Original Agreement shall remain in full force and effect.  Upon the effectiveness of this Amendment No. 4, all references to the Agreement shall be to the Original Agreement as amended hereby.   Nothing herein shall be deemed to modify or limit in any respect any rights or remedies of TANE or B&W under any provision of the Original Agreement other than Section 4.1(a), or under any provision of any other agreement entered into between the  Parties, whether in connection with the Original Agreement or otherwise.

4.	Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Original Agreement.

5.
This Amendment No. 4 shall first become effective upon the delivery by each Party to each other Party of a duly executed counterpart hereof, which delivery shall be effected pursuant to the notice provisions of the Original Agreement.  This Amendment No. 4 may be signed in counterparts.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 4 through their duly authorized representatives as of the date first written above.

Toshiba America Nuclear Energy                                                 Babcock & Wilcox Investment
Corporation                                                                                         Company

By: /s/ Akio Shioiri                                           By: /s/ M.P. Salomone
Name:  Akio Shioiri                                                                                       Name: M.P. Salomone
Title: President and CEO                                                                              Title: Sr. VP and COO

USEC Inc.

By:  /s/ John C. Barpoulis
Name:  John C. Barpoulis
Title:  Senior Vice President & Chief Financial Officer